            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY   , 1996
                                                     REGISTRATION NO. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             WARNER-LAMBERT COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                              DELAWARE                                                          22-1598912
   (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 201 TABOR ROAD
                      MORRIS PLAINS, NEW JERSEY 07950-2693
                                 (201) 540-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            GREGORY L. JOHNSON, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             WARNER-LAMBERT COMPANY
                                 201 TABOR ROAD
                      MORRIS PLAINS, NEW JERSEY 07950-2693
                                 (201) 540-2895
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                       DAVID G. ORMSBY, ESQ.                                           MAUREEN SMYTH BRUNDAGE, ESQ.
                      CRAVATH, SWAINE & MOORE                                                  WHITE & CASE
                         825 EIGHTH AVENUE                                             1155 AVENUE OF THE AMERICAS
                      NEW YORK, NEW YORK 10019                                           NEW YORK, NEW YORK 10036

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                         PROPOSED
                                                                                         MAXIMUM
                                                                                         OFFERING       PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                                                   PRICE             AGGREGATE
               SECURITIES TO BE REGISTERED                  AMOUNT TO BE REGISTERED    PER UNIT(1)    OFFERING PRICE(1)(2)
Debt Securities(5)(6)....................................
Debt Warrants, Currency Warrants, Stock-Index Warrants                (4)                  (4)                 (4)
  and Government Securities Warrants(7)..................
     Total...............................................       $500,000,000(8)            100%          $500,000,000(8)

                 TITLE OF EACH CLASS OF                         AMOUNT OF
               SECURITIES TO BE REGISTERED                 REGISTRATION FEE(3)
Debt Securities(5)(6)....................................
Debt Warrants, Currency Warrants, Stock-Index Warrants            (4)
  and Government Securities Warrants(7)..................
     Total...............................................      $172,414(3)

                                                  (cover continued on next page)
     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to the Debt Securities, Debt Warrants, Currency Warrants, Stock-Index Warrants and Government Securities Warrants previously registered under the Registrant's Registration Statement on Form S-3 (Registration No. 33-55692). This Registration Statement constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-55692).
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

(cover continued from previous page)
(1) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(3) A filing fee of $109,375 was previously paid in connection with the Registrant's Registration Statement on Form S-3 (Registration No. 33-55692) relating to the registration of $350,000,000 of securities.
(4) Not specified pursuant to General Instruction II.D. of Form S-3.
(5) Subject to note (8) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time. If any Debt Securities are issued at an original issue discount, then such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000.
(6) Subject to note (8) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as shall be issuable upon the exercise of Debt Warrants registered hereunder.
(7) Subject to note (8) below, there is being registered hereunder an indeterminate number of Debt Warrants, Currency Warrants, Stock-Index Warrants and Government Securities Warrants.
(8) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 23, 1996


PROSPECTUS

                             WARNER-LAMBERT COMPANY
                    DEBT SECURITIES, DEBT WARRANTS, CURRENCY
                       WARRANTS, STOCK-INDEX WARRANTS AND
                         GOVERNMENT SECURITIES WARRANTS

     Warner-Lambert Company (the 'Company') may from time to time offer its (a) senior, unsecured debt securities (the 'Debt Securities'), (b) warrants to purchase Debt Securities ('Debt Warrants'), (c) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ('Currency Call Warrants') and to sell ('Currency Put Warrants' and, together with the Currency Call Warrants, the 'Currency Warrants') such foreign currencies or units of two or more foreign currencies (the 'Reference Currency') as shall be designated by the Company at the time of offering, (d) warrants ('Stock-Index Warrants') to receive from the Company an amount in cash determined by reference to decreases ('Stock-Index Put Warrants') or increases ('Stock-Index Call Warrants') in the level of a specified stock index (the 'Stock Index') which may be based on one or more U.S. or foreign stocks or a combination thereof, and (e) warrants ('Government Securities Warrants') to receive from the Company an amount in cash determined by reference to decreases ('Government Securities Put Warrants') or increases ('Government Securities Call Warrants') in the yield or closing price of one or more specified debt instruments issued by the United States government (the 'Debt Instrument') or the level of a specified debt instrument index relating to such instruments (the 'Debt Index'), in an aggregate amount sufficient to result in proceeds to the Company of up to $850,000,000 (or the equivalent thereof in foreign currencies or units of two or more foreign currencies). The Debt Securities, Debt Warrants, Currency Warrants, Stock-Index Warrants and Government Securities Warrants, which are collectively called the 'Securities', may be offered together or separately and in one or more series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a 'Prospectus Supplement'). Each issue of Securities may vary, where applicable, as to aggregate principal amount, maturity date, public offering or purchase price, interest rate or rates and timing of payments thereof, provision for redemption or sinking fund requirements, if any, exercise provisions, currencies of denomination or currencies otherwise applicable thereto, selection of stock or debt indices or United States government debt instruments and any other variable terms and methods of distribution. The specific terms with regard to the Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement.

                            ------------------------

THESE  SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS
    THE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  PASSED  UPON THE
     ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY  REPRESENTATION  TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The Company may sell the Securities to or through underwriters or dealers, through agents designated from time to time, or directly. The names of any underwriters, dealers or agents of the Company involved in the sale of the Securities and any applicable discounts or commissions will be set forth in the applicable Prospectus Supplement. See 'Plan of Distribution'. The net proceeds to the Company from any such sale will also be set forth in the applicable Prospectus Supplement.

                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS MAY   , 1996.

     NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DELIVERED HEREWITH AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN AND THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF AND THEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, The Chicago Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60605-1070 and The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), relating to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the
Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and (c) the Company's Current Reports on Form 8-K dated January 23, 1996, and April 23, 1996, respectively.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR

ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH REQUESTS SHOULD BE DIRECTED TO WARNER-LAMBERT COMPANY, 201 TABOR ROAD, MORRIS PLAINS, NEW JERSEY 07950-2693,
ATTENTION: SECRETARY (TELEPHONE: (201) 540-2000).

                                  THE COMPANY

     The Company was incorporated under the laws of the State of Delaware in 1920. The Company's principal executive offices are located at 201 Tabor Road, Morris Plains, New Jersey 07950-2693 (Telephone: (201) 540-2000).

     The Company develops, manufactures and markets a widely diversified line of health care and consumer products. Its principal industry segments are pharmaceutical products, consisting principally of ethical pharmaceuticals, biologicals and empty hard-gelatin capsules; consumer health care products, consisting principally of over-the-counter health care, shaving and pet care products; and confectionery products, consisting principally of chewing gums and breath mints.

                                USE OF PROCEEDS

     Except as may be set forth in the applicable Prospectus Supplement, the Company intends to add the net proceeds of the sale of the Securities to the Company's general corporate funds available for general corporate purposes. Pending such application, the Company may invest the net proceeds in marketable securities or other short-term investments. Additional short-term and long-term financing may be undertaken at such times, and through such means, as may be appropriate.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges for the Company for the three-month period ended March 31, 1996, and for each of the Company's fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991:

THREE MONTHS
   ENDED                 YEAR ENDED DECEMBER 31,
 MARCH 31,       ----------------------------------------
    1996         1995     1994     1993     1992     1991
- ------------     ----     ----     ----     ----     ----

    10.3         7.3      8.0      4.1 (a)  8.5      3.3 (b)

- ------------

 (a) The company's ratio of earnings to  fixed charges for 1993 would have  been
     9.5 excluding a restructuring charge of $525.2 million.

 (b) The  company's ratio of earnings to fixed  charges for 1991 would have been
     9.4 excluding a restructuring charge of $544.0 million.

                            ------------------------
     For purposes of computing the ratios of earnings to fixed charges, earnings consist of pretax consolidated income from continuing operations reduced by minority interests and increased by fixed charges (excluding capitalized interest). Fixed charges consist of interest expense, capitalized interest, amortization of debt expense and the portion of rental expense deemed representative of the interest factor of such rental expense.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued under an Indenture, dated as of December 1, 1986, as supplemented (the 'Indenture'), between the Company and The Bank of New York, formerly Irving Trust Company, as Trustee (the 'Trustee'). The following statements with respect to the Debt Securities are subject to the detailed provisions of the Indenture, the form of which has been filed with the Commission as an exhibit to the Registration Statement and is hereby incorporated herein by reference. The following description of the Indenture and summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture. Section references herein are references to particular provisions of the Indenture. Capitalized terms used in this Description of Debt Securities but not defined herein have the meanings ascribed to such terms in the Indenture.

     The particular terms of each issue of Debt Securities, as well as any modifications or additions to the general terms of the Indenture that may be applicable in the case of such Debt Securities, will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and to the following description.

GENERAL

     The aggregate principal amount of Debt Securities that may be issued under the Indenture is unlimited. (Section 301). The Debt Securities may be issued in one or more series, as may be authorized from time to time by the Company. The Debt Securities will be unsecured, unsubordinated obligations of the Company and will rank on a parity with all other unsecured, unsubordinated indebtedness of the Company.

     Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms, where applicable, of such Debt Securities: (a) the title of such Debt Securities; (b) any limit on the aggregate principal amount of such Debt Securities; (c) the date or dates on which the principal of such Debt Securities is payable; (d) the rate or rates at which such Debt Securities shall bear interest or the method of determination thereof, if any, the date or dates from which such interest shall accrue, the Interest Payment Date or Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date; (e) the place or places of payment, if any, in addition to the City of New York, with respect to such Debt Securities; (f) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (g) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (h) if other than U.S. dollars, the currency or units of two or more currencies in which such Debt Securities shall be denominated and whether interest is payable in a currency other than the currency in which such Debt Securities are denominated; (i) if other than denominations of $1,000 and any multiple thereof, the denominations in which such Debt Securities shall be issuable; (j) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof; (k) if such Debt Securities are original issue discount debt securities, the price at which and the date on which such Debt Securities are to be issued; and (l) any other terms of such Debt Securities.

     The Indenture provides that the Debt Securities of a single series may be issued at various times, with different maturity dates, and may bear interest at different rates. Unless otherwise provided in the applicable Prospectus Supplement, principal (and premium, if any) and interest, if any, will be payable, and the Debt Securities will be transferable at the Corporate Trust Office of the Trustee, currently located at 101 Barclay Street, New York, New York 10286, provided that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as it appears in the Security Register (Sections 301, 1001 and 1002).

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as registered securities in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. No service charge will be made for any registration of transfer or exchange of the Debt Securities, unless otherwise provided in the Prospectus Supplement, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Sections 302 and 305).

     If any series of Debt Securities is sold for, is payable in or is denominated in a foreign currency or units of two or more foreign currencies, the restrictions, elections, general tax considerations, specific terms or other information with respect to such series of Debt Securities and such foreign currencies or currency units will be set forth in the applicable Prospectus Supplement.

     Some of the Debt Securities may be issued as original issue discount debt securities (bearing no interest or interest at below-market rates) ('Discount Securities') to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Discount Securities will be described in the Prospectus Supplement relating thereto.

     All moneys paid by the Company to the Trustee or any Paying Agent for the payment of principal of (and premium, if any) or any interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security will thereafter look only to the Company for payment thereof (Section 1003).

     The Prospectus Supplement for a particular series may indicate terms for redemption at the option of a Holder. Unless otherwise indicated in the Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not provide for redemption at the option of a Holder nor necessarily afford Holders protection in the event of a highly leveraged or other similar transaction that may adversely affect Holders.

CERTAIN COVENANTS

     Certain Definitions Applicable to Covenants. The term 'Subsidiary' shall mean any Corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such Corporation (irrespective of whether or not at the time stock of any other class or classes of such Corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries. The term 'Restricted Subsidiary' shall mean any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the continental United States of America or Puerto Rico, and
(b) which owns or leases a Principal Property; provided, however, that the term 'Restricted Subsidiary' shall not include any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the Company's operations outside the continental United States of America. The term 'Principal Property' shall mean any manufacturing or processing plant or any research facility owned or leased by the Company or any Restricted Subsidiary which is located within the continental United States of America or Puerto Rico except any such plant or research facility which, in the opinion of the Board of Directors of the
Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety. The term 'Attributable Debt' in respect of a sale and lease-back arrangement shall mean, at the time of determination, the lesser of (a) the fair value of the property subject to such arrangement (as determined by the Board of Directors of the Company) or (b) the present value (discounted at the rate of 8.925% per annum compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended); provided, however, that there shall not be deemed to be any Attributable Debt in respect of the sale and lease-back arrangement if (x) such arrangement involves property of a type to which the covenant on limitation on liens does not apply, (y) the Company or a Restricted Subsidiary would be entitled pursuant to clauses (i) through (vii) of the covenant on limitation on liens to issue, assume or guarantee Debt (as hereinafter defined) secured by a Mortgage (as hereinafter defined) upon the property involved in such arrangement without equally and ratably securing the Debt Securities or (z) the proceeds of such arrangement have been applied in accordance with clause (b) of the covenant on limitation on sale and lease-back (Section 101).

     Limitation on Liens. The Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any debt for money borrowed ('Debt'), secured by a mortgage, security interest, pledge, lien or other encumbrance ('Mortgage') upon any Principal Property or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt unless the aggregate amount of all such Debt, after giving effect thereto, plus the aggregate amount of Attributable Debt in respect of sale and lease-back arrangements, does not exceed 10% of the consolidated stockholders' equity of the Company as shown on the latest audited consolidated financial statements of the Company (Section 1005).

     The above restrictions shall not apply to, and there will be excluded from Debt under any such restrictions, Debt secured by (a) Mortgages on property, shares of stock or indebtedness of any Corporation existing at the time such Corporation becomes a Restricted Subsidiary; (b) Mortgages on property existing at the time of acquisition of such property by the Company or a Restricted
Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Restricted Subsidiary or to secure any Debt incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 120 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;
(c) Mortgages securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; (d) Mortgages on property of a Corporation existing at the time such Corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (e) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute (including Debt of the Pollution Control or Industrial
Revenue Bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; (f) Mortgages existing at the date of the Indenture; and (g) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (a) through (f), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property) (Section 1005).

     Limitation on Sale and Lease-Back. The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) (except for leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person, unless (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens, to issue, assume or guarantee Debt secured by a Mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Debt Securities or (b) the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors of the Company) of such property and the Company shall apply or cause to be applied an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of Debt or Attributable Debt of the Company or any Restricted Subsidiary (other than Debt or Attributable Debt owned by the Company or any Restricted Subsidiary and other than Debt or Attributable Debt of the Company which is subordinated to the Debt Securities) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt or Attributable Debt (Section 1006).

     Merger and Consolidation. The Company shall not consolidate with or merge with or into any other entity or sell, convey or lease its properties and assets substantially as an entirety to any entity unless: (a) the entity formed by such consolidation, merger, sale, conveyance or lease shall be organized under the laws of the United States of America or any State or the District of Columbia and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all of the Debt Securities and the performance of any covenant of the Indenture to be performed or observed by the Company; (b) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; (c) if any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary owned immediately prior thereto shall become subject, as a result of such consolidation, merger, sale, conveyance or lease, to any Mortgage not permitted by the provisions described under the covenant on limitation on liens, then the Debt Securities of each series then Outstanding shall be secured by a lien on such Principal Property or such shares of stock or indebtedness of any Restricted Subsidiary prior to all such resulting Mortgages not permitted by the provisions described under the covenant on limitation on liens; and (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with the appropriate provisions of the Indenture and that all conditions precedent thereto provided in the Indenture have been complied with (Section 801).

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay interest, if any, on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of (or premium, if any, on) any Debt Security of that series at Maturity (except as provided in the following clause (c)); (c) failure to pay any sinking fund payment, when due, in respect of any Debt Security of that series, continued for five days; (d) failure to perform any other covenant or warranty of the Company in respect of the Debt Securities of that series in the Indenture, continued for 90 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization of the Company; and (f) any other Event of Default established with respect to Debt Securities of that series (Section 501). No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder.

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series may, by notice in writing to the Company, declare the principal amount (or, if the Debt Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately, but under certain conditions such declaration may be annulled by the Holders of not less than a majority of the principal amount of the Outstanding Debt Securities of that series (Section 502).

     Reference is made to the Prospectus Supplement relating to any series of Debt Securities which are Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to Debt Securities of any series, give the Holders of Debt Securities of that series notice of all uncured or unwaived defaults known to it (the term default to mean the Events of Default specified above without notice or grace periods); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest, if any, on any Debt Security of such series, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the Holders of the Debt Securities of that series (Section 602).

     The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company to the effect that, to the best of their knowledge, the Company is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to them (Section 1004).

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512). In case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture with respect to the Debt Securities of that series and use the same degree of skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs (Section 601). Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders of Debt Securities of any series unless they shall have offered to the Trustee reasonable security, or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request (Section 603).

MODIFICATION AND WAIVER

     With certain exceptions, the Indenture may be modified or amended with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected thereby (all such Holders voting as a single class); provided, however, that no such modification or amendment may be made without the consent of the Holder of each Outstanding Debt Security affected thereby, which would (a) reduce the principal amount of (or premium, if any) or interest, if any, on any Debt Security payable upon the repayment, optional or mandatory redemption or Stated Maturity thereof, change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security, or certain other terms of payment thereof or (b) reduce the above-stated percentage of Debt Securities, the consent of the Holders of which is required to modify or amend the Indenture, or the percentage of Outstanding Debt Securities of any series, the consent of the Holders of which is required to waive certain past defaults (Section 902).

     The Indenture provides that past defaults with respect to a particular series of Debt Securities (except, unless theretofore cured, a default (a) in the payment of principal of (or premium, if any) or interest, if any, on any of the Debt Securities of that series or in the payment of any sinking fund payment or analogous obligation with respect to the Debt Securities of that series or
(b) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of each Holder of an Outstanding Debt Security of each series affected) may be waived on behalf of the Holders of all Debt Securities of that series by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of that series (Section
513).

DEFEASANCE AND DISCHARGE

     If the Company shall deposit with the Trustee, in trust, at or before Maturity, lawful money or direct obligations of the United States of America or obligations the principal of and interest on which are guaranteed by the United States of America in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates thereof will provide funds sufficient to pay the principal of (and premium, if any) and interest, if any, and any mandatory sinking fund payments to Maturity with respect to the Outstanding Debt Securities of any series, and, if the Debt Securities of such series are to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall have been given as provided in the Indenture, or provision satisfactory to the Trustee shall have been made for the giving of such notice, then all liability of the

Company with respect to the Debt Securities of such series and under the Indenture in respect of the Debt Securities of such series (except as otherwise provided therein) shall cease, terminate and be completely discharged, and the Holders thereof shall thereafter be entitled only to payment out of the money or securities deposited with the Trustee as aforesaid, except that the obligation of the Company duly and punctually to pay or cause to be paid the principal of (and premium, if any) and interest, if any, in respect of the Debt Securities of such series shall continue unless the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the discharge of such obligation of the Company will not be deemed or result in a taxable event with respect to the Holders of the Debt Securities of such series, together with a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service (Sections 401 and 402).

GLOBAL SECURITIES


     The Debt Securities of a series issued under the Indenture may be issued in whole or in part in the form of one or more global securities (the 'Global Securities') that will be deposited with, or on behalf of, a depositary (the 'Depositary') identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.


     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ('participants') or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

     Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any paying agent (a 'Paying Agent'), nor the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the Depositary or any participants on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name'. Such payments will be the responsibility of such participants.

     If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee, and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

GOVERNING LAW

     The Indenture and Debt Securities will be governed by and construed in accordance with the law of the State of New York (Section 112).

REGARDING THE TRUSTEE

     The Company maintains deposits and credit facilities and conducts other banking transactions with the Trustee in the ordinary course of business.

                          DESCRIPTION OF DEBT WARRANTS

     The Company may issue, together with Debt Securities, Currency Warrants, Stock-Index Warrants or Government Securities Warrants, or separately, Debt Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under debt warrant agreements (each a 'Debt Warrant Agreement') to be entered into between the Company and one or more banks or trust companies, as debt warrant agents (each a 'Debt Warrant Agent'), all as shall be set forth in the Prospectus Supplement relating to Debt Warrants being offered thereby. A form of Debt Warrant Agreement, including a form of debt warrant certificate representing the Debt Warrants (a 'Debt Warrant Certificate'), is filed as an exhibit to the Registration Statement. The following description of the Debt Warrant Agreement and the Debt Warrant Certificates and summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Debt Warrant Agreement and Debt Warrant Certificates, respectively, including the definitions therein of certain terms not otherwise defined in this Prospectus. Wherever particular terms defined in the Debt Warrant Agreement are referred to, such defined terms are incorporated herein by reference.

     The particular terms of each issue of Debt Warrants, as well as any modifications or additions to the general terms of the Debt Warrant Agreement or Debt Warrant Certificates which may be applicable in the case of such Debt Warrants, will be described in the Prospectus Supplement relating to such Debt Warrants. Accordingly, for a description of the terms of a particular issue of Debt Warrants, reference must be made both to the Prospectus Supplement relating thereto and to the following description.

GENERAL

     The Prospectus Supplement will describe the terms of any Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (a) the aggregate amount of such Debt Warrants; (b) the initial offering price; (c) the currency or units of two or more currencies in which the price for such Debt Warrants is payable; (d) the title, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (e) the title and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (f) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (g) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (h) the date on which the right to exercise such Debt Warrants commences and the date (the 'Expiration Date') on which such right expires; (i) if applicable, a discussion of certain United States federal income tax, accounting or other special considerations applicable thereto; (j) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and (k) any other terms of the Debt Warrants.

     Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different authorized denominations and, if in registered form, may be presented for registration of transfer and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of Debt Warrants, Holders of Debt Warrants will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce covenants of the Indenture.

EXERCISE OF DEBT WARRANTS

     Unless otherwise provided in the Prospectus Supplement, each Debt Warrant will entitle the Holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Unless otherwise provided in the Prospectus
Supplement, Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Debt Warrants will become void.

     Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, forward to the person entitled thereto the Debt Securities purchasable upon such exercise. If fewer than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

MODIFICATION

     The Debt Warrant Agreement may be amended by the Company and the Debt Warrant Agent without the consent of the Holder of any Debt Warrant Certificate for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein, or making such provisions in regard to matters or questions arising under the Debt Warrant Agreement as the Company may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders of Debt Warrant Certificates in any material respect. The Company and the Debt Warrant Agent also may modify or amend the Debt Warrant Agreement and the terms of the Debt Warrants with the consent of the Holders of not less than a majority in number of the then outstanding unexercised Debt Warrants affected, provided that no such modification or amendment that increases the exercise price, shortens the period of time during which the Debt Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Holders of the Debt Warrants or reduces the number of outstanding Debt Warrants, the consent of whose Holders is required for modification or amendment of the Debt Warrant Agreement or the Debt Warrant Certificates, may be made without the consent of each Holder affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     Under the Debt Warrant Agreement, the Company may, to the extent permitted in the Indenture, consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into, any other corporation. If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Debt Warrant Agreement and in the Debt Warrant Certificates as the Company. The Company shall there-upon be relieved of any further obligation under the Debt Warrant Agreement or under the Debt Warrant Certificates.

ENFORCEABILITY OF RIGHTS; GOVERNING LAW

     The Debt Warrant Agent will act solely as an agent of the Company in connection with the issuance and exercise of Debt Warrants and will not assume any obligation or relationship of agency or trust for or with any Holder of a Debt Warrant Certificate or any owner of a beneficial interest in Debt Warrants. Such Holders, without the consent of the Debt Warrant Agent, the Trustee, the Holder of any Debt Securities issued upon the exercise of Debt Warrants or the Holder of any other Debt Warrant Certificate may, on their own behalf or for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, their rights to exercise Debt Warrants evidenced by their Debt Warrant Certificates. Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Debt Warrants and the applicable Debt Warrant Agreement will be governed by and construed in accordance with the law of the State of New York.

                        DESCRIPTION OF CURRENCY WARRANTS

     The Company may issue, together with Debt Securities, Debt Warrants, Stock-Index Warrants or Government Securities Warrants, or separately, Currency Warrants (a) in the form of Currency Put Warrants, entitling the Owners thereof to receive from the Company the Currency Warrant Cash Settlement Value (as described in the applicable Prospectus Supplement) in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which a predetermined exchange rate of a Reference Currency as compared to the U.S. dollar (the 'Strike Rate') exceeds the then-current spot exchange rate of such Reference Currency as compared to the U.S. dollar (the 'Spot Rate'), and (b) in the form of Currency Call Warrants, entitling the Owners to receive from the Company the Currency Warrant Cash Settlement Value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Spot Rate at the time of exercise exceeds the Strike Rate. The Prospectus Supplement for an issue of Currency Warrants will set forth the formula pursuant to which the Currency Warrant Cash Settlement Value will be determined. If so specified in the Prospectus Supplement, in certain circumstances the Currency Warrant Cash Settlement Value may, at the option of the Company, be determined on a different basis than under normal exercise of a Currency Warrant. A Currency Warrant will be settled only in U.S. dollars and accordingly will not require or entitle an Owner to sell, deliver, purchase or take delivery of any foreign currency or currency unit.

     The Currency Warrants are to be issued under currency warrant agreements (each a 'Currency Warrant Agreement') to be entered into between the Company and one or more banks or trust companies, as currency warrant agents (each a 'Currency Warrant Agent'), all as shall be set forth in the Prospectus Supplement relating to the Currency Warrants being offered thereby. A form of Currency Warrant Agreement, including a form of global currency warrant certificate representing the Currency Warrants (a 'Currency Warrant Certificate'), is filed as an exhibit to the Registration Statement. The following description of the Currency Warrant Agreement and the Currency Warrant Certificate and summaries of certain provisions of the Currency Warrant Agreement and the Currency Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Currency Warrant Agreement and Currency Warrant Certificate, including the definitions therein of certain terms not otherwise defined in this Prospectus. Wherever particular terms defined in the Currency Warrant Agreement are referred to, such defined terms are incorporated herein by reference.

     The particular terms of each issue of Currency Warrants, as well as any modifications or additions to the general terms of the Currency Warrant Agreement or Currency Warrant Certificate which may be applicable in the case of such Currency Warrants, will be described in the Prospectus Supplement relating to such Currency Warrants. Accordingly, for a description of the terms of a particular issue of Currency Warrants, reference must be made both to the Prospectus Supplement relating thereto and to the following description.

GENERAL

     The Prospectus Supplement will describe the terms of any Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency
Warrants and the Currency Warrant Certificate representing such Currency Warrants, including the following: (a) the aggregate amount of such Currency Warrants; (b) the initial offering price of such Currency Warrants; (c) the Reference Currency, which may be a foreign currency or units of two or more foreign currencies; (d) whether such Currency Warrants are Currency Put Warrants or Currency Call Warrants; (e) the date on which the right to exercise such Currency Warrants commences and the date on which such right expires; (f) the manner in which such Currency Warrants may be exercised; (g) the circumstances which will cause the Currency Warrants to be deemed automatically exercised; (h) the minimum number, if any, of such Currency Warrants that are exercisable at any one time; (i) the maximum number, if any, of such Currency Warrants that may, subject to the Company's election, be exercised by all Owners (or by any person or entity) on any day; (j) any provision permitting an Owner to condition an exercise notice on the absence of certain specified changes in the Spot Rate after the exercise date; (k) any provisions permitting the Company to cancel such Currency Warrants upon the occurrence of certain events; (l) the method of determining the amount payable in connection with the exercise or cancelation of such Currency Warrants; and (m) any other terms of the Currency Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENTS

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Currency Warrants will be issued in book-entry form and represented by a single global Currency Warrant Certificate, registered in the name of a depositary or its nominee. The depositary, or its nominee, will be considered the owner or holder of the Currency Warrants for all purposes under the Currency Warrant Agreement. Owners of beneficial interests in the global Currency Warrant Certificate will generally not be entitled to receive physical delivery of definitive certificates representing Currency Warrants. A beneficial owner's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such beneficial owner's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agents. Therefore, a beneficial owner of Currency Warrants must rely upon the foregoing procedures to evidence such beneficial owner's ownership of a Currency Warrant. Transfer of beneficial ownership of any Currency Warrant will be effected only through the selling beneficial owner's brokerage firm. Neither the Company nor the Currency Warrant Agent will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in global Currency Warrant Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Currency Warrant Cash Settlement Value on exercise of a Currency Warrant will be paid by the Currency Warrant Agent to the depositary. The depositary will be responsible for crediting the amount of such payments to the accounts of participants or indirect participants in accordance with its standard procedures. Each participant or indirect participant will be responsible for disbursing such payments to the beneficial owners of the Currency Warrants that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the beneficial owners of the Currency Warrants that it represents.

     If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Currency Warrants in definitive form in exchange for the global Currency Warrant. In addition, the Company may at any time determine not to have the Currency Warrants represented by a global Currency Warrant and, in such event, will issue Currency Warrants in definitive form in exchange for the global Currency Warrant. In either instance, an owner of a beneficial interest in the global Currency Warrant will be entitled to have a number of Currency Warrants equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Currency Warrants in definitive form.

EXERCISE OF CURRENCY WARRANTS

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each Currency Warrant will entitle the Owner to the Currency Warrant Cash Settlement Value of such Currency Warrant on the applicable Valuation Date, in each case as such terms will further be defined in the applicable Prospectus Supplement. Procedures for exercise of the Currency Warrants will be set out in the applicable Prospectus Supplement.

LISTING

     Unless otherwise provided in the relevant Prospectus Supplement, each issue of Currency Warrants will be listed on a national securities exchange as specified in the Prospectus Supplement, subject only to official notice of issuance, as a pre-condition to the sale of any such Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, and, at or prior to such delisting or suspension, the Currency Warrants shall not have been listed on another national securities exchange, Currency Warrants not previously exercised will be deemed automatically exercised on the date such delisting or permanent trading suspension becomes effective. The Currency Warrant Cash Settlement Value to be paid in such event will be as set forth in the applicable Prospectus Supplement. The Company will notify Owners of Currency Warrants as soon as practicable of such delisting or permanent trading suspension. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants from, or permanent suspension of their trading on, such exchange.

MODIFICATION

     The Currency Warrant Agreement and the terms of the Currency Warrants may be amended by the Company and the Currency Warrant Agent, without the consent of the Owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the Owners.

     The Company and the Currency Warrant Agent also may modify or amend the Currency Warrant Agreement and the terms of the Currency Warrants, with the consent of the Owners of not less than a majority in number of the then outstanding unexercised Currency Warrants affected, provided that no such modification or amendment that decreases the Strike Rate in the case of a Currency Put Warrant, increases the Strike Rate in the case of a Currency Call Warrant, shortens the period of time during which the Currency Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Owners of the Currency Warrants or reduces the number of outstanding Currency

Warrants, the consent of whose Owners is required for modification or amendment of the Currency Warrant Agreement or the Currency Warrant Certificate, may be made without the consent of the Owners affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then in such event the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Currency Warrant Agreement and in the Currency Warrant Certificate as the Company. The Company shall thereupon be relieved of any further obligation under the Currency Warrant Agreement or under the Currency Warrant Certificate, and, in the event of any such merger, consolidation, sale, transfer, conveyance or other disposition, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHT; GOVERNING LAW

     The Currency Warrant Agent will act solely as an agent of the Company in connection with the issuance and exercise of Currency Warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in Currency Warrants or with the registered holder thereof. The Currency Warrant Agent shall have no duty or responsibility in case of default by the Company in the performance of its obligations under the Currency Warrant Agreement or Currency Warrant Certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon the Company. Owners may, without the consent of the Currency Warrant Agent, enforce by appropriate legal action, on their own behalf, their rights to exercise, and to receive payment for, their Currency Warrants. Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Currency Warrants and the applicable Currency Warrant Agreement will be governed by and construed in accordance with the law of the State of New York.

FEDERAL INCOME TAX CONSIDERATIONS

     A summary of the material U.S. federal income tax consequences to U.S. persons investing in the Currency Warrants will be set forth in the applicable Prospectus Supplement.

RISK FACTORS RELATING TO THE CURRENCY WARRANTS

     The Currency Warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls, possible illiquidity in the secondary market and the risk that the Currency Warrants will expire worthless. These risks will vary depending on the particular terms of the Currency Warrants and will be more fully described in the applicable Prospectus Supplement.

                      DESCRIPTION OF STOCK-INDEX WARRANTS

     The Company may issue, together with Debt Securities, Debt Warrants, Currency Warrants or Government Securities Warrants, or separately, Stock-Index Warrants (a) in the form of Stock-Index Put Warrants, entitling the Owners thereof to receive from the Company the Stock-Index Cash Settlement Value (as described in the applicable Prospectus Supplement) in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which a predetermined level or range of levels of the Stock Index (the 'Strike Index') exceeds the then-current level of the Stock Index (the 'Spot Index') at the close of business on the relevant exchange or exchanges, and (b) in the form of Stock-Index Call Warrants, entitling the Owners thereof to receive from the Company the Stock-Index Cash Settlement Value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Spot Index at the time of exercise exceeds the Strike Index. The Prospectus
Supplement for an issue of Stock-Index Warrants will set forth the formula pursuant to which the Stock-

Index Cash Settlement Value will be determined. If so specified in the applicable Prospectus Supplement, in certain circumstances the Stock-Index Cash Settlement Value may, at the option of the Company, be determined on a different basis than under normal exercise of a Stock-Index Warrant. Unless otherwise indicated in the applicable Prospectus Supplement, a Stock-Index Warrant will be settled only in cash in U.S. dollars. Accordingly, a Stock-Index Warrant will not require or entitle an Owner to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The Owners will not be entitled to any of the rights of the holders of any underlying stock.

     The Stock-Index Warrants are to be issued under stock-index warrant agreements (each a 'Stock-Index Warrant Agreement') to be entered into between the Company and one or more banks or trust companies, as stock index warrant agents (each a 'Stock-Index Warrant Agent'), all as shall be set forth in the Prospectus Supplement relating to the Stock-Index Warrants. A form of Stock-Index Warrant Agreement, including a form of global stock-index warrant certificate (a 'Stock-Index Warrant Certificate'), is filed as an exhibit to the Registration Statement. The following description of the Stock-Index Warrant Agreement and the Stock-Index Warrant Certificate and summaries of certain provisions of the Stock-Index Warrant Agreement and the Stock-Index Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Stock-Index Warrant Agreement and Stock-Index Warrant Certificate, including the definitions therein of certain terms not otherwise defined in this Prospectus. Wherever particular terms defined in the Stock-Index Warrant Agreement are referred to, such defined terms are incorporated herein by reference.

     The particular terms of each issue of Stock-Index Warrants, as well as any modifications or additions to the general terms of the Stock-Index Warrant Agreement or Stock-Index Warrant Certificate that may be applicable in the case of such Stock-Index Warrants, will be described in the Prospectus Supplement relating to such Stock-Index Warrants. Accordingly, for a description of the terms of a particular issue of Stock-Index Warrants, reference must be made both to the Prospectus Supplement relating thereto and to the following description.

GENERAL

     The Prospectus Supplement will describe the terms of any Stock-Index Warrants offered thereby, the Stock-Index Warrant Agreement relating to such Stock-Index Warrants and the Stock-Index Warrant Certificate representing such Stock-Index Warrants, including the following: (a) the aggregate amount of such Stock-Index Warrants; (b) the initial offering price of such Stock-Index Warrants; (c) the Stock Index for such Stock-Index Warrants, which may be based on one or more U.S. or foreign stocks or a combination thereof and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by the Company solely in connection with the issuance of such Stock-Index Warrants, and certain information regarding such Stock Index and the underlying stock or stocks; (d) whether such Stock-Index Warrants are Stock-Index Put Warrants or Stock-Index Call Warrants; (e) the date on which the right to exercise such Stock-Index Warrants commences and the date on which such right expires; (f) the manner in which such Stock-Index Warrants may be exercised; (g) the circumstances that will cause the Stock-Index Warrants to be deemed to be automatically exercised; (h) the minimum number, if any, of such Stock-Index Warrants that are exercisable at any one time; (i) the maximum number, if any, of such Stock-Index Warrants that may, subject to the Company's election, be exercised by all Owners (or by any person or entity) on any day; (j) any provision permitting an Owner to condition an exercise notice on the absence of certain specified changes in the Spot Index after the exercise date; (k) any provisions permitting the Company to cancel such Stock-Index Warrants upon the occurrence of certain events; (l) the method of determining the amount payable in connection with the exercise or cancelation of such Stock-Index Warrants; (m) the method of providing a substitute index or otherwise determining the amount payable in connection with the exercise of such Stock-Index Warrants if the Stock Index changes or ceases to be made available by its publisher; and (n) any other terms of the Stock-Index Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Stock-Index Warrants will be issued in book-entry form and represented by a single global Stock-Index Warrant Certificate, registered in the name of a depositary or its nominee. The depositary, or its nominee, will be considered the owner or holder of the Stock-Index Warrants for all purposes under the Stock-Index Warrant Agreement. Owners of beneficial interests in the global Stock-Index Warrant Certificate will generally not be entitled to receive physical delivery of definitive certificates representing Stock-Index Warrants. A beneficial owner's ownership of a Stock-Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such beneficial owner's account. In turn, the total number of Stock-Index Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Therefore, a beneficial owner of Stock-Index Warrants must rely upon the foregoing procedures to evidence such beneficial owner's ownership of a Stock-Index Warrant. Transfer of beneficial ownership of any Stock-Index Warrant will be effected only through the selling beneficial owner's brokerage firm. Neither the Company nor the Stock-Index Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in global Stock-Index Warrant Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Stock-Index Cash Settlement Value will be paid by the Stock-Index Warrant Agent to the depositary. The depositary will be responsible for crediting the amount of such payments to the accounts of participants or indirect participants in accordance with its standard procedures. Each participant or indirect participant will be responsible for disbursing such payments to the beneficial owners of the Stock-Index Warrants that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the beneficial owners of the Stock-Index Warrants that it represents.

     If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Stock-Index Warrants in definitive form in exchange for the global Stock-Index Warrant. In addition, the Company may at any time determine not to have the Stock-Index Warrants represented by a global
Stock-Index Warrant and, in such event, will issue Stock-Index Warrants in definitive form in exchange for the global Stock-Index Warrant. In either instance, an owner of a beneficial interest in the global Stock-Index Warrant will be entitled to have a number of Stock-Index Warrants equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Stock-Index Warrants in definitive form.

EXERCISE OF STOCK-INDEX WARRANTS

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each Stock-Index Warrant will entitle the Owner thereof to the Stock-Index Cash Settlement Value of such Stock-Index Warrant on the applicable Valuation Date, in each case as such terms will further be defined in the Prospectus Supplement relating thereto. Procedures for exercise of the Stock-Index Warrants will be set out in the applicable Prospectus Supplement.

LISTING

     Unless otherwise provided in the applicable Prospectus Supplement, each issue of Stock-Index Warrants will be listed on a national securities exchange, as specified in the Prospectus Supplement, subject only to official notice of issuance, as a pre-condition to the sale of any such Stock-Index Warrants. In the event that the Stock-Index Warrants are delisted from, or permanently suspended from trading on, such exchange, and, at or prior to such delisting or suspension, the Stock-Index Warrants shall not have been listed on another national securities exchange, Stock-Index Warrants not previously exercised will be deemed automatically exercised on the date such delisting or permanent trading suspension becomes effective. The Stock-Index Warrant Cash Settlement Value to be paid in such event will be as set forth in the applicable Prospectus Supplement. The Company will notify Owners of Stock-

Index Warrants as soon as practicable of such delisting or permanent trading suspension. The applicable Stock-Index Warrant Agreement will contain a covenant of the Company not to seek delisting of the Stock-Index Warrants from, or permanent suspension of their trading on, such exchange.

MODIFICATION

     The Stock-Index Warrant Agreement and the terms of the Stock-Index Warrants may be amended by the Company and the Stock-Index Warrant Agent, without the consent of the Owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the Owners.

     The Company and the Stock-Index Warrant Agent also may modify or amend the Stock-Index Warrant Agreement and the terms of the Stock-Index Warrants, with the consent of the Owners of not less than a majority in number of the then outstanding unexercised Stock-Index Warrants affected, provided that no such modification or amendment that decreases the Strike Index in the case of a Stock-Index Put Warrant, increases the Strike Index in the case of a Stock-Index Call Warrant, shortens the period of time during which the Stock-Index Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Owners of the Stock-Index Warrants or reduces the number of outstanding Stock-Index Warrants, the consent of whose Owners is required for modification or amendment of the Stock-Index Warrant Agreement or the Stock-Index Certificate, may be made without the consent of the Owners affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then in such event the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Stock-Index Warrant Agreement and in the Stock-Index Warrant Certificate as the Company. The Company shall thereupon be relieved of any further obligation under the Stock-Index Warrant Agreement or under the Stock-Index Warrant Certificate, and, in the event of any such merger, consolidation, sale, transfer, conveyance or other disposition, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS; GOVERNING LAW

     The Stock-Index Warrant Agent will act solely as an agent of the Company in connection with the issuance and exercise of Stock-Index Warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in Stock-Index Warrants or with the registered holder thereof. The Stock-Index Warrant Agent shall have no duty or responsibility in case of default by the Company in the performance of its obligations under the Stock-Index Warrant Agreement or Stock-Index Warrant Certificate including, without limitation, any duty or responsibility, to initiate any proceedings at law or otherwise or to make any demand upon the Company. Owners may without the consent of the Stock-Index Warrant Agent enforce by appropriate legal action, on their own behalf, their rights to exercise, and to receive payment for, their Stock-Index Warrants. Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Stock-Index Warrants and the applicable Stock-Index Warrant Agreement will be governed by and construed in accordance with the law of the State of New York.

FEDERAL INCOME TAX CONSIDERATIONS

     A summary of the material U.S. federal income tax consequences to U.S. persons investing in the Stock-Index Warrants will be set forth in the applicable Prospectus Supplement.

RISK FACTORS RELATING TO THE STOCK-INDEX WARRANTS

     The Stock-Index Warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the applicable Stock Index, possible illiquidity in the secondary market and the risk that the Stock-Index Warrants will expire worthless. These risks will vary depending on the particular terms of the Stock-Index Warrants and will be more fully described in the applicable Prospectus Supplement.

                 DESCRIPTION OF GOVERNMENT SECURITIES WARRANTS

     The Company may issue, together with Debt Securities, Debt Warrants, Currency Warrants or Stock-Index Warrants, or separately, Government Securities Warrants (a) in the form of Government Securities Put Warrants, entitling the Owners thereof to receive from the Company the Government Securities Cash Settlement Value (as described in the applicable Prospectus Supplement) in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which a predetermined yield or price of the Debt Instrument or a predetermined level of the Debt Index (the 'Strike Amount') exceeds the then-current yield, closing price or closing level of the Debt Instrument or Debt Index, as the case may be (the 'Spot Amount'), at the close of business on the relevant market or markets or as otherwise determined, as set forth in the Prospectus Supplement, and (b) in the form of Government Securities Call Warrants, entitling the Owners thereof to receive from the Company the Government Securities Cash Settlement Value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Spot Amount at the time of exercise exceeds the Strike Amount. The Prospectus Supplement for an issue of Government Securities Warrants will set forth the formula pursuant to which the Government Securities Cash Settlement Value will be determined. If so specified in the Prospectus Supplement, in certain circumstances the Government Securities Cash Settlement Value may, at the option of the Company, be determined on a different basis than under normal exercise of a Government Securities Warrant. Unless otherwise indicated in the applicable Prospectus Supplement, a Government Securities Warrant will be settled only in cash in U.S. dollars. Accordingly, a Government Securities Warrant will not require or entitle an Owner to sell, deliver, purchase or take delivery of any Debt Instrument or any instruments to which a Debt Index is related or any other securities. The Owners will not be entitled to any of the rights of the holders of any Debt Instrument or instruments to which a Debt Index is related.

     The Government Securities Warrants are to be issued under government securities warrant agreements (each a 'Government Securities Warrant Agreement') to be entered into between the Company and one or more banks or trust companies, as government securities warrant agents (each a 'Government Securities Warrant Agent'), all as shall be set forth in the Prospectus Supplement relating to the Government Securities Warrants. A form of global Government Securities Warrant Agreement, including a form of government securities warrant certificate (a 'Government Securities Warrant Certificate'), is filed as an exhibit to the Registration Statement. The following description of the Government Securities Warrant Agreement and the Government Securities Warrant Certificate and summaries of certain provisions of the Government Securities Warrant Agreement and the Government Securities Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Government Securities Warrant Agreement and Government Securities Warrant Certificate, including the definitions therein of certain terms not otherwise defined in this Prospectus. Wherever particular terms defined in the Government Securities Warrant Agreement are referred to, such defined terms are incorporated herein by reference.

     The particular terms of each issue of Government Securities Warrants, as well as any modifications or additions to the general terms of the Government Securities Warrant Agreement or Government Securities Warrant Certificate that may be applicable in the case of such Government Securities Warrants, will be described in the Prospectus Supplement relating to such Government Securities Warrants. Accordingly, for a description of the terms of a particular issue of Government Securities Warrants, reference must be made both to the Prospectus Supplement relating thereto and to the following description.

GENERAL

     The applicable Prospectus Supplement will describe the terms of any Government Securities Warrants offered thereby, the Government Securities Warrant Agreement relating to such Government Securities Warrants and the Government Securities Warrant Certificate representing such Government Securities Warrants, including the following: (a) the aggregate amount of such Government Securities Warrants; (b) the initial offering price of such Government Securities Warrants; (c) the Debt Instrument for such Government Securities Warrants, which may be one or more debt instruments issued by the United States government, or the Debt Index for such Government Securities Warrants, which may be an index related to such instruments, and certain information regarding such Debt Instrument or Debt Index; (d) whether such Government Securities Warrants are Government Securities Put Warrants or Government Securities Call Warrants; (e) the date on which the right to exercise such Government Securities Warrants commences and the date on which such right expires; (f) the manner in which such Government Securities Warrants may be exercised; (g) the circumstances that will cause the Government Securities Warrants to be deemed to be automatically exercised; (h) the minimum number, if any, of such Government Securities Warrants that are exercisable at any one time; (i) the maximum number, if any, of such Government Securities Warrants that may, subject to the Company's election, be exercised by all Owners (or by any person or entity) on any day; (j) any provision permitting an Owner to condition an exercise notice on the absence of certain specified changes in the Spot Amount after the exercise date; (k) any provisions permitting the Company to cancel such Government Securities Warrants upon the occurrence of certain events; (l) the method of determining the amount payable in connection with the exercise or cancelation of such Government Securities Warrants; (m) the method of providing a substitute index or otherwise determining the amount payable in connection with the exercise of Government Securities Warrants related to a Debt Index if the Debt Index changes or ceases to be made available by its publisher; and (n) any other terms of the Government Securities Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Government Securities Warrants will be issued in book-entry form and represented by a single global Government Securities Warrant Certificate, registered in the name of a depositary or its nominee. The depositary, or its nominee, will be considered the owner or holder of the Government Securities Warrants for all purposes under the Government Securities Warrant Agreement. Owners of beneficial interests in the global Government Securities Warrant Certificate will generally not be entitled to receive physical delivery of definitive certificates representing Government Securities Warrants. A beneficial owner's ownership of a Government Securities Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such beneficial owner's account. In turn, the total number of Government Securities Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Therefore, a beneficial owner of Government Securities Warrants must rely upon the foregoing procedures to evidence such beneficial owner's ownership of a Government Securities Warrant. Transfer of beneficial ownership of any Government Securities Warrant will be effected only through the selling beneficial owner's brokerage firm. Neither the Company nor the Government Securities Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in global Government Securities Warrant Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Government Securities Cash Settlement Value will be paid by the Government Securities Warrant Agent to the depositary. The depositary will be responsible for crediting the amount of such payments, to the accounts of participants or indirect participants in accordance with its standard procedures. Each participant or indirect participant will be responsible for disbursing such payments to the beneficial owners of the Government Securities Warrants that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the beneficial owners of the Government Securities Warrants that it represents.

     If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Government Securities Warrants in definitive form in exchange for the global Government Securities Warrant. In addition, the Company may at any time determine not to have the Government Securities Warrants represented by a global Government Securities Warrant Certificate and, in such event, will issue Government Securities Warrant Certificates in definitive form in exchange for the global Government Securities Warrant Certificate. In either instance, an owner of a beneficial interest in the global Government Securities Warrant Certificate will be entitled to have a number of Government Securities Warrant Certificates equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Government Securities Warrant Certificates in definitive form.

EXERCISE OF GOVERNMENT SECURITIES WARRANTS

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each Government Securities Warrant will entitle the Owner to the Government Securities Cash Settlement Value of such Government Securities
Warrant on the applicable Valuation Date, in each case as such terms will further be defined in the Prospectus Supplement relating thereto. Procedures for exercise of the Government Securities Warrants will be set out in the applicable Prospectus Supplement.

LISTING

     Unless otherwise provided in the applicable Prospectus Supplement, each issue of Government Securities Warrants will be listed on a national securities exchange, as specified in the Prospectus Supplement, subject only to official notice of issuance, as a precondition to the sale of any such Government Securities Warrants. In the event that the Government Securities Warrants are delisted from, or permanently suspended from trading on, such exchange, and, at or prior to such delisting or suspension, the Government Securities Warrants shall not have been listed on another national securities exchange, Government Securities Warrants not previously exercised will be deemed automatically exercised on the date such delisting or permanent trading suspension becomes effective. The Government Securities Cash Settlement Value to be paid in such event will be as set forth in the applicable Prospectus Supplement. The Company will notify Owners of Government Securities Warrants as soon as practicable of such delisting or permanent trading suspension. The applicable Government Securities Warrant Agreement will contain a covenant of the Company not to seek delisting of the Government Securities Warrants from, or permanent suspension of their trading on, such exchange.

MODIFICATION

     The Government Securities Warrant Agreement and the terms of the Government Securities Warrants may be amended by the Company and the Government Securities Warrant Agent, without the consent of the Owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company may deem necessary or desirable and which will not adversely affect the interests of the Owners.

     The Company and the Government Securities Warrant Agent also may modify or amend the Government Securities Warrant Agreement and the terms of the Government Securities Warrants, with the consent of the Owners of not less than a majority in number of the then outstanding unexercised Government Securities Warrants affected, provided that no such modification or amendment that decreases the Strike Amount in the case of a Government Securities Put Warrant, increases the Strike Amount in the case of a Government Securities Call Warrant, shortens the period of time during which the Government Securities Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Owners of the Government Securities Warrants or reduces the number of outstanding Government Securities Warrants, the consent of whose Owners is required for modification or amendment of the Government Securities Warrant Agreement or Government Securities Warrant Certificate, may be made without the consent of the Owners affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then in such event the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the Government Securities Warrant Agreement and in the Government Securities Warrant Certificate as the Company. The Company shall thereupon be relieved of any further obligation under the Government Securities Warrant Agreement or under the Government Securities Warrant Certificate, and, in the event of any such merger, consolidation, sale, transfer, conveyance or other disposition, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS; GOVERNING LAW

     The Government Securities Warrant Agent will act solely as an agent of the Company in connection with the issuance and exercise of Government Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in Government Securities Warrants or with the registered holder thereof. The Government Securities Warrant Agent shall have no duty or responsibility in case of default by the Company in the performance of its obligations under the Government Securities Warrant Agreement or Government Securities Warrant Certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon the Company. Owners may, without the consent of the Government Securities Warrant Agent, enforce by appropriate legal action, on their own behalf, their rights to exercise, and to receive payment for, their Government Securities Warrants. Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Government Securities Warrants and the applicable Government Securities Warrant Agreement will be governed by and construed in accordance with the law of the State of New York.

FEDERAL INCOME TAX CONSIDERATIONS

     A summary of the material U.S. federal income tax consequences to U.S. persons investing in the Government Securities Warrants will be set forth in the applicable Prospectus Supplement.

RISK FACTORS RELATING TO THE GOVERNMENT SECURITIES WARRANTS

     The Government Securities Warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the yield or price of the Debt Instrument or the level of the Debt Index, risks relating to the level of interest rates, general risks applicable to the market or markets on which the Debt Instrument, or any instruments to which the Debt Index is related, is traded, possible illiquidity in the secondary market and the risk that the Government Securities Warrants will expire worthless. These risks will vary depending on the particular terms of the Government
Securities Warrants and will be more fully described in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities being offered hereby in or outside the United States through underwriters or dealers, directly to one or more purchasers or through agents. The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, which will include the name or names of any underwriters, dealers or agents, the purchase price of the Securities and the net proceeds to the Company from such sale, any delayed delivery arrangements, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the Securities may be listed.

     If underwriters are used in the sale of the Securities in respect of which this Prospectus is delivered, such Securities will be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more firms acting as underwriters, as designated. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters or agents to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     If dealers are utilized in the sale of any Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealers, as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. The name of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Securities may be sold directly by the Company or through agents designated by the Company from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Securities with respect to which this Prospectus is delivered will be named and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the applicable Prospectus Supplement.

     In connection with the sale of the Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make with respect thereto. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS


     The validity of the Securities offered hereby will be passed upon for the Company by Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, and for any agents or underwriters by White & Case, 1155 Avenue of the Americas, New York, New York 10036. From time to time White & Case provides legal services to the Company.


                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been so incorporated in reliance upon the reports set forth therein of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are:


Filing fee for registration statement.............................................   $172,414
Legal fees and expenses...........................................................     50,000
Accounting fees and expenses......................................................     50,000
Blue Sky fees and expenses........................................................     15,000
Printing and engraving fees.......................................................     40,000
Trustee's fees and expenses.......................................................     25,000
Warrant and determination agents' fees and expenses...............................     25,000
Rating agency fees................................................................    100,000
Miscellaneous.....................................................................     25,000
                                                                                     --------
     Total........................................................................   $512,414
                                                                                     --------
                                                                                     --------


All of the above amounts, other than the filing fee, are estimates only.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty of care, except as follows. A director remains potentially liable for monetary damages (unless otherwise permitted by applicable law) for (a) breach of the director's duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve misconduct or a knowing violation of law, (c) an improper payment of a dividend or an improper redemption or repurchase of the Company's stock (as provided in Section 174 of the General Corporation Law of the State of Delaware) or (d) any transaction from which a director derives an improper personal benefit. Any repeal or modification of this provision will not affect any right or protection of a director that exists at the time of such repeal or modification.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable for negligence or misconduct in his or her performance of duty to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     Article VII of the By-Laws of the Company provides in terms similar to those of Section 145 of the General Corporation Law of the State of Delaware that the Company shall have power and shall be required to indemnify its directors and officers in accordance with such Law.

     Reference is made  to Article VII  of the Underwriting  Agreement filed  as
Exhibit 1 to this Registration Statement pursuant to which the underwriters may under certain circumstances indemnify the officers and directors of the Company.

     Under the terms of various Directors and Officers Liability and Corporation Reimbursement Liability Policies, the directors and officers of the Company are insured, subject to applicable policy exclusions, limits and deductibles, against any loss incurred in connection with any claim made against them or any of them for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, or any matter not excluded by the terms and conditions of the policy, claimed against them solely by reason of their being directors or officers of the Company. The foregoing statements are subject to the detailed provisions of such Policies.

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements provide that the Company will pay certain amounts incurred by a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and specifically including actions by or in the name of the Company (referred to as derivative suits), where the individual's involvement is by reason of the fact that he or she is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorneys' fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under each indemnification agreement, a director or officer will not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Each indemnification agreement provides a number of procedures and presumptions used in the determination of the right to indemnification, as well as a requirement that in order to receive an advancement of expenses, the director or officer must submit an undertaking to repay any expenses advanced on his or her behalf with respect to which it is later determined the director or officer was not entitled to receive. Each indemnification agreement is effective for actions arising out of acts or omissions which may have occurred before or after the execution of such indemnification agreement. The foregoing statements are subject to the detailed provisions of such indemnification agreement.

ITEMS 16. EXHIBITS.

EXHIBIT                                                   DESCRIPTION
- -------   ------------------------------------------------------------------------------------------------------------

  1       -- Form of  Underwriting Agreement (Incorporated  by reference to  Exhibit 1 of  the Company's  Registration
             Statement on Form S-3 (Registration No. 33-55692))
  4(a)    -- Indenture between  the Company  and The  Bank of New  York, formerly  Irving Trust  Company, as Trustee, relating to the Debt Securities (Incorporated by  reference to Exhibit 4(a) of the Company's  Registration
             Statement on Form S-3 (Registration No. 33-4049))
  4(b)    -- Supplemental Indenture between the  Company and The Bank  of New York, as  Trustee, relating to the Debt
             Securities
  4(c)    -- Form of Debt Securities (contained within Exhibit 4(b))
  4(d)    -- Form of Debt Warrant Agreement (Incorporated by  reference to Exhibit 4(c) of the Company's  Registration
             Statement on Form S-3 (Registration No. 33-55692))
  4(e)    -- Form of Debt Warrant Certificate (contained within Exhibit 4(d))
  4(f)    -- Form  of  Currency  Warrant Agreement  (Incorporated  by  reference  to Exhibit  4(e)  of  the Company's
             Registration Statement on Form S-3 (Registration No. 33-55692))
  4(g)    -- Form of Currency Warrant Certificate (contained within Exhibit 4(f))
  4(h)    -- Form  of Stock-Index  Warrant Agreement  (Incorporated  by reference  to Exhibit  4(g) of  the  Company's
             Registration Statement on Form S-3 (Registration No. 33-55692))
  4(i)    -- Form of Stock-Index Warrant Certificate (contained within Exhibit 4(h))
  4(j)    -- Form  of Government  Securities Warrant  Agreement (Incorporated  by  reference to  Exhibit 4(i)  of the
             Company's Registration Statement on Form S-3 (Registration No. 33-55692))
  4(k)    -- Form of Government Securities Warrant Certificate (contained within Exhibit 4(j))
  5       -- Opinion of Cravath, Swaine & Moore
 12       -- Statement re computation of ratio of earnings to fixed charges
 23(a)    -- Consent of Price Waterhouse LLP
 23(b)    -- Consent of Cravath, Swaine & Moore (contained within Exhibit 5)
 24       -- Powers of Attorney (contained within the signature pages hereto)
 25       -- Form T-1 Statement of Eligibility of the Trustee

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (6) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on the 23rd day of May, 1996.

                                          WARNER-LAMBERT COMPANY


                                          By:     /s/  MELVIN R. GOODES
                                               .................................

                                                      MELVIN R. GOODES
                                              CHAIRMAN OF THE BOARD AND CHIEF
                                                      EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     Each of the undersigned, acting in the capacity or capacities stated opposite his or her respective name, hereby appoints Melvin R. Goodes, Lodewijk
J. R. de Vink, Ernest J. Larini, Gregory L. Johnson and William S. Woodson, and each of them severally, his or her true and lawful attorneys to do any and all acts and to execute any and all instruments and documents that said attorneys may deem necessary or advisable to comply with the Securities Act of 1933 (the 'Act') and any rules, regulations and requirements of the Securities and Exchange Commission (the 'Commission') in respect thereof in connection with the registration under the Act of the securities referred to in this Registration Statement on Form S-3, including the execution on behalf of the undersigned of any and all pre-effective and post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission. Each such attorney will have the power to act hereunder with or without the others. Each of the undersigned hereby ratifies and confirms all that such attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------

           /S/ MELVIN R. GOODES             Chairman of the Board, Chief Executive            May 23, 1996
 .........................................    Officer and Director (Principal Executive
            (MELVIN R. GOODES)                Officer)

           /S/ ERNEST J. LARINI             Vice President and Chief Financial Officer        May 23, 1996
 .........................................    (Principal Financial Officer)
            (ERNEST J. LARINI)

           /S/ JOSEPH E. LYNCH              Vice President and Controller (Principal          May 23, 1996
 .........................................    Accounting Officer)
            (JOSEPH E. LYNCH)

            /S/ ROBERT N. BURT              Director                                          May 23, 1996
 .........................................
             (ROBERT N. BURT)

           /S/ DONALD C. CLARK              Director                                          May 23, 1996
 .........................................
            (DONALD C. CLARK)

        /S/ LODEWIJK J. R. DE VINK          Director                                          May 23, 1996
 .........................................
         (LODEWIJK J. R. DE VINK)

           /S/ JOHN A. GEORGES              Director                                          May 23, 1996
 .........................................
            (JOHN A. GEORGES)

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
                                            Director                                          May 23, 1996
       /S/ WILLIAM H. GRAY III
 .........................................
          (WILLIAM H. GRAY III)

          /S/ WILLIAM R. HOWELL             Director                                          May 23, 1996
 .........................................
           (WILLIAM R. HOWELL)

    /S/ LASALLE D. LEFFALL, JR., M.D.       Director                                          May 23, 1996
 .........................................
     (LASALLE D. LEFFALL, JR., M.D.)

     /S/ PATRICIA SHONTZ LONGE, PH.D.       Director                                          May 23, 1996
 .........................................
      (PATRICIA SHONTZ LONGE, PH.D.)

            /S/ ALEX J. MANDL               Director                                          May 23, 1996
 .........................................
             (ALEX J. MANDL)

           /S/ LAWRENCE G. RAWL             Director                                          May 23, 1996
 .........................................
            (LAWRENCE G. RAWL)

          /S/ MICHAEL I. SOVERN             Director                                          May 23, 1996
 .........................................
           (MICHAEL I. SOVERN)

          /S/ JOSEPH D. WILLIAMS            Director                                          May 23, 1996
 .........................................
           (JOSEPH D. WILLIAMS)

                                 EXHIBIT INDEX

EXHIBIT                                              DESCRIPTION
- -------   -------------------------------------------------------------------------------------------------

    1     -- Form  of Underwriting  Agreement (Incorporated  by reference  to Exhibit  1 of  The Company's
             Registration Statement on Form S-3 (Registration No. 33-55692))................................
    4(a)  -- Indenture between  the Company and  The Bank of  New York, formerly  Irving Trust Company,  as
             Trustee,  relating to  the Debt Securities  (Incorporated by  reference to Exhibit  4(a) of the
             Company's Registration Statement on Form S-3 (Registration No. 33-4049)).......................
    4(b)  -- Supplemental Indenture between the Company and The  Bank of New York, as Trustee, relating  to the Debt Securities............................................................................
    4(c)  -- Form of Debt Securities (contained within Exhibit 4(b)).......................................
    4(d)  -- Form of Debt  Warrant Agreement (Incorporated by  reference to Exhibit  4(c) of the Company's
             Registration Statement on Form S-3 (Registration No. 33-55692))................................
    4(e)  -- Form of Debt Warrant Certificate (contained within Exhibit 4(d))..............................
    4(f)  -- Form of Currency Warrant Agreement (Incorporated by reference to Exhibit 4(e) of the Company's
             Registration Statement on Form S-3 (Registration No. 33-55692))................................
    4(g)  -- Form of Currency Warrant Certificate (contained within Exhibit 4(f))..........................
    4(h)  -- Form  of Stock-Index  Warrant Agreement  (Incorporated by  reference to  Exhibit 4(g)  of  the
             Company's Registration Statement on Form S-3 (Registration No. 33-55692))......................
    4(i)  -- Form of Stock-Index Warrant Certificate (contained within Exhibit 4(h)).......................
    4(j)  -- Form of Government Securities Warrant Agreement (Incorporated by reference to Exhibit 4(i) of the Company's Registration Statement on Form S-3 (Registration No. 33-55692))..................
    4(k)  -- Form of Government Securities Warrant Certificate (contained within Exhibit 4(j)).............
    5     -- Opinion of Cravath, Swaine & Moore............................................................
   12     -- Statement re computation of ratio of earnings to fixed charges................................
   23(a)  -- Consent of Price Waterhouse LLP...............................................................
   23(b)  -- Consent of Cravath, Swaine & Moore (contained within Exhibit 5)...............................
   24     -- Powers of Attorney (contained within the signature pages hereto)..............................
   25     -- Form T-1 Statement of Eligibility of the Trustee..............................................